CONSENT OF INDEPENDENT ACCOUNTANTS

            We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-8/S-3 of our report dated September 4, 1996 on our audits of the consolidated financial statements of Blimpie International, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                        COOPERS & LYBRAND, L.L.P.

Atlanta, Georgia
April 10, 1997